Exhibit 99.1

	NEWS	650 FIFTH AVENUE
www.sterlingbancorp.com	IMMEDIATE RELEASE	NEWYORK, NY 10019-6108

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500
Sterling Bancorp to Present at the Keefe Bruyette & Woods
Annual Regional Bank Conference
NEW YORK, February 27, 2006 – Sterling Bancorp, a financial holding company and the parent company of Sterling National Bank, announced today that President John C. Millman will address the Annual Keefe, Bruyette & Woods (KBW) Regional Bank Conference taking place at the Langham Hotel Boston on March 1st and 2nd.
Mr. Millman’s presentation will commence at 1:20 PM Eastern Time on Wednesday, March 1st, and will focus on Sterling’s corporate strategies and ongoing growth initiatives.
A copy of the slide presentation will be available on March 2, 2006 on the Company’s website: http://www.sterlingbancorp.com/. In addition, Sterling’s presentation will be simultaneously webcast on Keefe, Bruyette & Woods’ website and can be accessed at: http://www.kbw.com/news/conference_regional.html.
ABOUT STERLING BANCORP

Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.1 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
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